Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Reynolds American Inc.:
We consent to the use of our reports incorporated by reference herein of our reports dated February 28, 2005, with respect to the consolidated balance sheets of Reynolds American Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income (loss), shareholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2004, and on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Reynolds American Inc. and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-4, dated December 6, 2005 filed by R.J. Reynolds Tobacco Holdings, Inc.
Our report dated February 28, 2005, on the financial statements of Reynolds American Inc. and subsidiaries refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” effective January 1, 2002.
Our report dated February 28, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Reynolds American Inc. as of December 31, 2004, contains an explanatory paragraph that states that Reynolds American Inc. has excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, the acquired U.S. assets, liabilities, and operations of B&W, an indirect, wholly-owned subsidiary of British American Tobacco p.l.c. (BAT) and the acquired capital stock of Cigarette Manufacturers Supplies Inc., a former indirect subsidiary of BAT, which owns all the outstanding stock of Lane Limited (together referred to as “B&W/Lane”). Our audit of internal control over financial reporting of Reynolds American Inc. also excluded an evaluation of the internal control over financial reporting of B&W/Lane.
/s/ KPMG LLP
Greensboro, North Carolina
December 6, 2005